Exhibit 10.1
EXECUTION COPY
SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER
          This SECOND AMENDMENT, dated as of August 4, 2006 (this “Amendment”), to the Credit Agreement referred to below is by and among (a) ZILA, INC., a Delaware corporation, ZILA NUTRACEUTICALS, INC. (formerly known as Oxycal Laboratories Incorporated), an Arizona corporation, ZILA TECHNICAL, INC., an Arizona corporation, ZILA BIOTECHNOLOGY, INC., an Arizona corporation, ZILA PHARMACEUTICALS, INC., a Nevada corporation, and ZILA SWAB TECHNOLOGIES, INC., an Arizona corporation (collectively, the “Borrowers”), (b) BLACK DIAMOND COMMERCIAL FINANCE, L.L.C., a Delaware corporation, as administrative agent for Lenders (the “Administrative Agent”), and (c) the Required Lenders party to the Credit Agreement from time to time.
W I T N E S S E T H
          WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of March 24, 2006 (including all annexes, exhibits and schedules thereto, and as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
          WHEREAS, the Borrowers request that the Agent and Required Lenders amend certain terms under the Credit Agreement and waive compliance with certain covenants; and
          WHEREAS, the Administrative Agent and Required Lenders have agreed to the requested waiver and amendments to the Credit Agreement, in the manner, and on the terms and conditions, provided for herein.
          NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
          2. Amendments to Section 1 of the Credit Agreement. Section 1.1 of the Credit Agreement, Definitions, is hereby amended by adding the following definitions in the appropriate alphabetical order:
               “Second Amendment”: that certain Second Amendment to Credit Agreement and Waiver dated as of August 4, 2006, by and among Borrowers, Administrative Agent and Required Lenders.
               “Second Amendment Effective Date”: the date on which all conditions precedent to the Second Amendment have been satisfied or waived by the Administrative Agent and Required Lenders.
          3. Amendments to Section 7 Affirmative Covenants of the Credit Agreement.
          (a) Section 7.17 Mortgages, Etc. of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by deleting the proviso in

Section 7.17 in its entirety and substituting in lieu thereof the following new proviso in such Section 7.17:
“provided, however, the Administrative Agent shall have received a Mortgage on the Prescott Facility by not later than August 4, 2006.”
          (b) Section 7 Affirmative Covenants of the Credit Agreement is hereby amended by adding the following Sections to the end of such Section:
Section 7.1(d) Financial Statements.
“(d) Financial Reporting:
     (i) no later than August 25, 2006, the unaudited consolidated and consolidating balance sheets of Holdings and its subsidiaries and the related unaudited consolidated and consolidating statements of income and the related unaudited consolidated statements of cash flows for the month ending July 31, 2006 and the portion of the fiscal year through such date, setting forth, in each case in comparative form to the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments) and all documents and other certifications required pursuant to Section 7.2(b) of the Credit Agreement;
     (ii) commencing upon the Second Amendment Effective Date, a rolling thirteen-week cash flow forecast of Borrowers delivered each Monday on a weekly basis in form and substance acceptable to the Administrative Agent;
     (iii) commencing upon the Second Amendment Effective Date, the Borrowers’ (a) current cash balance report, and (b) daily report of all anticipated checks, wire transfers and other disbursements, each such report delivered to the Administrative Agent as soon as completed each Business Day in form and substance acceptable to the Administrative Agent;”
          (c) Section 8. Negative Covenants of the Credit Agreement is hereby amended by adding the following Section 8.1(b)(iii) to the end of such Section:
     “(iii) Minimum Unrestricted Cash. The Borrowers shall have, at the end of each week set forth below, unrestricted book balances of cash and Cash Equivalents for such week ended in an amount not less than the amount set forth below opposite such week:

Week Ending	Minimum Unrestricted Cash
August 4, 2006	$3,400,000
August 11, 2006	$4,000,000
August 18, 2006	$4,500,000
August 25, 2006	$5,000,000
September 1, 2006	$5,500,000
September 8, 2006	$6,000,000
September 15, 2006 and each week thereafter	$6,500,000
          4. Amendment to Section 9. Events of Default of the Credit Agreement. Section 9(c) of the Credit Agreement is hereby amended by adding clause (c)(iii) to the end of Section 9(c)(ii) as follows:
          “(iii) any Loan Party shall default in the observance or performance of any agreement contained in Sections 7.17 and 7.1(d); or”
          5. Limited Waiver. Subject to the fulfillment of the conditions precedent to the effectiveness of this Amendment set forth below, the Administrative Agent and the Required Lenders hereby waive Borrowers’ compliance with the Financial Covenant set forth in Section 8.1(a)(i) (Minimum LTM EBITDA with respect to the Nutraceuticals Business) of the Credit Agreement for the fiscal month ended June 30, 2006.
          6. Representations and Warranties. To induce the Administrative Agent and Lenders to enter into this Amendment, the Borrowers executing this Amendment jointly and severally represent and warrant that:
          (a) Each Borrower has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment, except (i) consents, authorizations, filings and notices described in Schedule 5.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings and recordings referred to in Section 5.19.
          (b) This Amendment has been duly executed and delivered by or on behalf of each of the Borrowers.
          (c) This Amendment constitutes a legal, valid and binding obligation of each Borrower, enforceable against each such Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
          (d) No Default or Event of Default has occurred and is continuing after giving effect to this Amendment.
          (e) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.
          (f) The representations and warranties of each Borrower contained in the Credit Agreement and each other Loan Document shall be true and correct on and as of the Second Amendment Effective Date with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.
          7. No Other Amendments/Waivers. Except as expressly provided herein, (a) the Credit Agreement shall be unmodified and shall continue to be in full force and effect in accordance with its terms and (b) this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which the Administrative Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.
          8. Outstanding Indebtedness; Waiver of Claims. Each Borrower hereby acknowledges and agrees that as of August 3, 2006, the aggregate outstanding principal amount of the Term Loan is $19,884,172.41 (collectively, the “Outstanding Obligations”), and that such principal amounts are payable pursuant to the Credit Agreement without defense, offset, withholding, counterclaim or deduction of any kind. Each Borrower hereby waives, releases, remises and forever discharges the Administrative Agent, Lenders and each other Indemnified Person from any and all claims, suits, actions, investigations, proceedings or demands arising out of or in connection with the Credit Agreement (collectively, “Claims”), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Borrower ever had, now has or might hereafter have against the Administrative Agent or Lenders which relates, directly or indirectly, to any acts or omissions of the Administrative Agent, Lenders or any other Indemnified Person on or prior to the date hereof, provided that, the Borrowers do not waive any Claim solely to the extent such Claim relates to the Administrative Agent’s or any Lender’s gross negligence or willful misconduct.
          9. Expenses. Each Borrower hereby reconfirms its obligations pursuant to Sections 4.5 and 7.11 of the Credit Agreement to pay and reimburse the Administrative Agent and Lenders for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.
          10. Effectiveness. This Amendment shall become effective as of the date hereof only upon satisfaction in full in the judgment of the Administrative Agent of each of the following conditions on or prior to August 4, 2006 (such date, the “Second Amendment Effective Date”):
          (a) Amendment. The Administrative Agent shall have received six (6) original copies of this Amendment duly executed and delivered by the Administrative Agent, Required Lenders and each of the Borrowers.
          (b) Payment of Fees and Expenses. The Borrowers shall have paid to the Administrative all costs, fees and expenses invoiced and owing in connection with this Amendment and the other Loan Documents and due to the Administrative Agent (including, without limitation, reasonable legal fees and expenses).
          (c) Amendment Fee. The Borrowers shall have paid to the Administrative Agent, for the pro-rata account of the Lenders, an amendment fee in the amount of $150,000.
          (d) Representations and Warranties. The representations and warranties of or on behalf of each Borrower in this Amendment shall be true and correct on and as of the Second Amendment Effective Date.
          11. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          12. Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
(SIGNATURE PAGE FOLLOWS)

          IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWERS: ZILA, INC.
By:	/s/ Gary V. Klinefelter
	Name:	Gary V. Klinefelter
	Title:	Vice President

ZILA TECHNICAL, INC.
By:	/s/ Gary V. Klinefelter
	Name:	Gary V. Klinefelter
	Title:	Vice President

ZILA BIOTECHNOLOGY, INC.
By:	/s/ Gary V. Klinefelter
	Name:	Gary V. Klinefelter
	Title:	Vice President

ZILA NUTRACEUTICALS, INC.
By:	/s/ Gary V. Klinefelter
	Name:	Gary V. Klinefelter
	Title:	Vice President

ZILA PHARMACEUTICALS, INC.
By:	/s/ Gary V. Klinefelter
	Name:	Gary V. Klinefelter
	Title:	Vice President

ADMINISTRATIVE AGENT: BLACK DIAMOND COMMERCIAL FINANCE, L.L.C.
By:	/s/ Stuart A. Armstrong
	Name:	Stuart A. Armstrong
	Title:	President and CEO

LENDER: BDC FINANCE, LLC By: Black Diamond Capital Management, L.L.C. Its: Investment Manager
By:	/s/ James J. Zenni
	Name:	James J. Zenni, Jr.
	Title:	President and Managing Partner - Black Diamond Capital Management, L.L.C.